UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

February 24, 2015

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2015 (the “Closing Date”), Agile Therapeutics, Inc. (the “Company”) entered into a term loan facility of up to $25 million (the “Term Loan”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”), the proceeds of which will be used to repay Agile’s existing term loan facility and the remainder, after closing costs, will provide additional working capital for general corporate purposes.  The Term Loan is governed by a loan and security agreement, dated February 24, 2015 (the “Loan Agreement”), which provides for two separate advances.  The first tranche of $16.5 million was funded on the Closing Date.  The second tranche of $8.5 million may be drawn at the Company’s option between March 31, 2016 and June 30, 2016 (the “Draw Period”) subject to the Company successfully completing its clinical study of the “AG200-15” product candidate (“Twirla”), and receiving data that supports the filing of a response to the Complete Response Letter from the U.S. Food and Drug Administration (“FDA”) relating to the new drug application filed by the Company with the FDA with respect to Twirla (the “Draw Period Milestone Event”).  Hercules can waive the requirement for a Draw Period Milestone Event and extend the Draw Period to December 31, 2016 in its sole discretion.

The Term Loan will mature on December 1, 2018.  Each advance accrues interest at a floating per annum rate equal to the greater of either (a) nine percent (9.0%), or (b) the sum of (i) nine percent (9.0%), plus (ii) the prime rate minus four and one quarter of one percent (4.25%).  The Term Loan provides for interest-only payments for the first tranche until July 1, 2016.  If the Company draws the second tranche after a Draw Milestone Event occurs and prior to July 1, 2016, then the interest-only period for both tranches will be extended to January 1, 2017.  If the Company draws the second tranche between July 1, 2016 and December 31, 2016, then payments of principal and interest, also called amortization payments, will be due on the first business day of the month following the month Hercules funds the second tranche.  Hercules may, in its discretion, however, extend the interest-only period for both tranches to January 1, 2017. Thereafter, amortization payments will be payable monthly in thirty equal installments of principal and interest over the remaining term of the loan, subject to recalculation upon a change in the prime rate.  The Company has the option to make the principal payments in Company common stock up to an aggregate total of $3.0 million subject to price and volume limitations.  The Company may prepay the Term Loan in full upon seven business days prior notice to Hercules.  Any such prepayment of the Term Loan is subject to a prepayment charge of three percent (3.0%) if such prepayment occurs in the first twelve (12) months following the Closing Date; two percent (2.0%) if such prepayment occurs after twelve (12) months following the Closing Date but on or prior to twenty four (24) months following the Closing Date, and thereafter, one percent (1.0%).  Amounts outstanding during an event of default are payable upon Hercules’ demand and shall accrue interest at an additional rate of 4.0% per annum of the past due amount outstanding.  At the end of the loan term (whether at maturity, by prepayment in full or otherwise), the Company shall make a final payment to the lender in the amount of 3.70% of the aggregate original principal amount advanced by Hercules.

The Term Loan is secured by a lien on substantially all of the assets of the Company, other than intellectual property, provided that such lien on substantially all assets includes any rights to payments and proceeds from the sale, licensing or disposition of intellectual property.

The Loan Agreement contains customary covenants and representations, including a financial reporting covenant and limitations on dividends, indebtedness, collateral, investments,

distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries.  There are no financial covenants.

The events of default under the Loan Agreement include, without limitation, and subject to customary grace periods, (1) the Company’s failure to make any payments  of principal or interest under the Loan Agreement, promissory notes or other loan documents, (2) the Company’s breach or default in the performance of any covenant under the Loan Agreement, (3) the Company making a false or misleading representation or warranty in any material respect, (4) the Company’s insolvency or bankruptcy, (5) any attachment or judgment on the Company’s assets of at least $250,000, or (6) the occurrence of any material default under any agreement or obligation of the Company involving indebtedness in excess of $250,000.  If any event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality.  Hercules has indemnification rights and the right to assign the Term Loan.

In connection with the Loan Agreement, the Company issued Hercules a warrant, dated February 24, 2015 (the “Warrant”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).  The Warrant is exercisable for 180,274 shares of the Company’s common stock with an exercise price of $5.89 per share.  The exercise price and the number of shares underlying the Warrant are subject to adjustment upon a merger event, reclassification of the shares of Common Stock, subdivision or combination of the shares of Common Stock or certain dividend payments.  The Warrant is exercisable until the fifth anniversary of the Closing Date and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect.

In connection with the Loan Agreement, the Company also entered into an equity rights letter agreement, dated February 24, 2015 (the “Equity Rights Letter Agreement”).  Pursuant to the Equity Rights Agreement, Hercules has the right to participate in any one or more subsequent equity financings by the Company to purchase up to an aggregate of $2 million of equity securities. The purchase of equity securities shall be on the same terms and conditions as all other investors participating in any such equity financing.  Hercules’ rights under the Equity Rights Letter Agreement terminate upon the earlier of (1) the purchase of $2 million of equity securities and (2) the later of (i) the repayment of all indebtedness under the Loan Agreement, or (ii) the exercise in full of the Warrant or the expiration or termination of the exercise period for the Warrant.

The foregoing description of the Term Loan, Warrant and Equity Rights Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant, the Loan Agreement, and the Equity Rights Letter Agreement, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On February 24, 2015, the Company utilized approximately $15.5 million of the first tranche under the Term Loan to pay off all obligations owing under, and to terminate, the Loan and Security Agreement dated as of December 14, 2012, as amended, by and between Oxford Finance LLC and the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Term Loan set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrant set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.The Company issued to Hercules the Warrant in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act.  The Company relied on this exemption from registration based in part on the representations made by Hercules, including the representations with respect to Hercules, status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules, investment intent.

Item 7.01 Regulation FD Disclosure

On February 24, 2015, the Company issued a press release announcing the execution of the Loan Agreement, the Warrant and the Equity Rights Letter Agreement.  The Company also announced an update on the status of its clinical trial of Twirla.  The Company is furnishing a copy of the press release, which is attached as Exhibit 99.1.

The Company is also furnishing a presentation it intends to use at upcoming conferences and in meetings with investors, which is furnished herewith as Exhibit 99.2.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit Number	Description
4.1	Warrant Agreement between Agile Therapeutics, Inc. and Hercules Technology Growth Capital, Inc., dated February 24, 2015.
10.1	Loan and Security Agreement between Agile Therapeutics, Inc. and Hercules Technology Growth Capital, Inc., dated February 24, 2015.
10.2	Equity Rights Letter Agreement between Agile Therapeutics, Inc. and Hercules Technology Growth Capital, Inc., dated February 24, 2015.
99.1	Agile Therapeutics, Inc. Press Release dated February 24, 2015.
99.2	Agile Therapeutics, Inc. Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: February 24, 2015	By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
4.1	Warrant Agreement between Agile Therapeutics, Inc. and Hercules Technology Growth Capital, Inc., dated February 24, 2015.
10.1	Loan and Security Agreement between Agile Therapeutics, Inc. and Hercules Technology Growth Capital, Inc., dated February 24, 2015.
10.2	Equity Rights Letter Agreement between Agile Therapeutics, Inc. and Hercules Technology Growth Capital, Inc., dated February 24, 2015.
99.1	Agile Therapeutics, Inc. Press Release dated February 24, 2015.
99.2	Agile Therapeutics, Inc. Presentation.